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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

Current Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) December 1, 2004
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                              TRAILER BRIDGE, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                      000-22837               13-3617986
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(State or other jurisdiction           (Commission             (IRS Employer
      of incorporation)               File Number)           Identification No.)

 10405 New Berlin Road East
   Jacksonville, Florida                                          32226
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(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number including area code:            (904)-751-7100
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                                 Not Applicable
          (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01       Entry into a Material Definitive Agreement

1.       The Notes

         On December 1, 2004 (the "Issue Date"), Trailer Bridge, Inc. (the "Company") closed on the sale of $85,000,000 in aggregate principal amount of 9 1/4% Senior Secured Notes which mature on November 15, 2011 (the "Notes") pursuant to the terms of a Purchase Agreement, dated as of November 16, 2004 (the "Purchase Agreement"), among the Company and the initial purchasers named therein (the "Initial Purchasers"). The Notes were offered only to qualified institutional buyers in a private transaction in accordance with Rule 144A of the Securities Act of 1933 (the "Securities Act") or to institutional accredited investors within the meaning of Rule 501(a)(1), (2), (3) or (7) of the Securities Act. The Notes are governed by the terms of an indenture dated as of the Issue Date (the "Indenture") among the Company and Wells Fargo Bank, National Association, as trustee (the "Trustee").

         The Company used the net proceeds of the Notes to fund the acquisition of its affiliate Kadampanattu Corp. ("K Corp."), to repay K Corp.'s indebtedness, to repay the Company's existing indebtedness, to fund the exercise of purchase options on operating equipment that it previously leased and for general corporate purposes.

         In connection with the issuance of the Notes, the Company has also entered into a Registration Rights Agreement, dated as of the Issue Date, by and among the Company and the Initial Purchasers (the "Registration Rights Agreement"). Under the Registration Rights Agreement, the Company is required to effect an exchange offer for notes registered under the Securities Exchange Act having substantially equivalent terms to the Notes.

         Interest on the Notes will be paid semi-annually on each May 15 and November 15, beginning on May 15, 2005. The Notes will accrue interest at 9 1/4% per year on the principal amount.

         The Notes will mature on November 15, 2011. After November 15, 2008, the Company may redeem the Notes, in whole or in part, at its option at any time or from time to time at the redemption prices specified in the Indenture, plus accrued and unpaid interest thereon, if any, to the redemption date. In addition, prior to November 15, 2007, the Company may redeem up to 35% of aggregate principal amount of the Notes with the net proceeds of certain equity offerings at a redemption price of 109 1/4% of the principal amount of the Notes, plus accrued and unpaid interest to the date of redemption. Upon the occurrence of certain changes in control specified in the Indenture, the holders of the Notes will have the right, subject to certain conditions, to require the Company to repurchase all or any part of their notes at a repurchase price equal to 101% of the principal amount of the notes, plus accrued and unpaid interest thereon, if any, to the redemption date.

         The Notes are secured by a first priority lien for the benefit of the holders of the Notes on two roll-on/roll-off barges (the "Vessels"), certain equipment and the Company's Jacksonville, Florida office and terminal, including associated real estate. The Notes are the Company's senior secured obligations. They rank senior in right of payment to the Company's other unsecured senior indebtedness to the extent of the value of the collateral securing the Notes, and senior in right of payment to any of the Company's subordinated indebtedness. The Notes are effectively subordinated to other debt secured by assets other than the collateral to the extent of the value of the assets securing such debt.

         The Company and the Trustee also entered into the following security documents, all dated as of the Issue Date, relating to the collateral securing the Company's obligations under the Indenture:

         o a First Preferred Fleet Mortgage which grants to the Trustee a security interest in the Vessels as well as a related floating ramp in San Juan, Puerto Rico;
         o an Assignment of Insurances which grants to the Trustee a security interest in, among other things, all polices and contracts of insurance with respect to the Vessels;


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         o    an Assignment of Earnings which grants to the Trustee a security interest in, among other things, the earnings and proceeds of the Vessels from any source;
         o a Security Agreement which grants to the Trustee a security interest in, among other assets, containers, vehicle transport modules(R) and chassis owned by the Company and asset sale proceeds accounts; and
         o a Mortgage and Security Agreement which grants to the Trustee a security interest in the Company's Jacksonville, Florida office and terminal, including associated real estate.

2.       Amendment to Credit Facility

         On the Issue Date, in connection with the issuance of the Notes, the Company entered into Amendment No. 2 to Loan and Security Agreement ("Amendment No. 2"), to the Loan and Security dated as of April 23, 2004, as amended, by and among the Company and Congress Financial Corporation ("Congress") as agent for the lenders parties thereto (the "Loan and Security Agreement"). The Company also used a portion of the net proceeds from the sale and issuance of the Notes to pay off a term loan in the original principal amount of $3 million under the facility.

         Pursuant to Amendment No. 2, the Company and Congress agreed to amend the Company's existing revolving credit facility with Congress to reduce the maximum availability from $20 million to $10 million. Amendment No. 2 provides for a $10 million revolving credit facility secured by the Company's accounts receivable and certain other related assets not including the collateral securing the Notes. Pursuant to Amendment No. 2, fixed assets were removed from the definition of the borrowing base.

3.       Amendment to Title XI Indebtedness

         The Company obtained consent for the issuance of the Notes from the United States of America, Secretary of Transportation, Maritime Administrator ("MARAD"), which is the secured party of for the 7.07% United States Government Guaranteed Ship Financing Bonds, 1997 Series due September 30, 2022 and the 6.52% United States Government Guaranteed Ship Financing Bonds, 1997 Series II due March 30, 2023 (collectively, the "Title XI Bonds") that the Company issued in 1997 in order to finance the cost of certain vessels. In connection with giving its consent, MARAD required that the Company enter into certain amendments to the special provisions of the security agreements and other documents related to the Title XI Bonds.

         The Company and MARAD also entered into a Third Amendment to the Title XI Reserve Fund and Financial Agreement (the "RFFA") that the Company was originally required to enter into in order to issue the Title XI Bonds. Under the RFFA, to the extent that the Company generates positive cash flow, it may be required to contribute to a reserve fund a portion of such cash flow attributable to the vessels that are pledged to secure the Title XI Bonds. The Third Amendment to the RFFA requires, among other things, that the Company deposit into the reserve fund by December 15, 2004, the sum of $2,042,527, which deposit will not be credited against the Company's reserve fund deposit for the year ended December 31, 2004, and that the maximum amount required to be placed in the reserve fund not exceed 50% of the principal amount of the outstanding Title XI obligations related to the Vessels, plus $1,021,264.


Item 2.01       Completion of Acquisition or Disposition of Assets

         On the Issue Date, the Company acquired 100% of the stock of K Corp., from the Estate of Malcom P. McLean, the founder of the Company (the "Estate"), for $32 million and the assumption of $9.4 million of K Corp. debt, pursuant to the Shares Acquisition Agreement dated as of July 23, 2004 between the Company, K Corp. and the Estate. The Shares Acquisition Agreement was previously filed as


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an exhibit to the Company's current report on Form 8-K dated July 28, 2004. The
Company used part of the net proceeds from the sale and issuance of the Notes to finance the acquisition. Immediately following the acquisition of K Corp., K Corp. was merged into the Company.

         On the issue date, the Estate owned an approximately 44% controlling voting interest in the Company. The executor of the Estate, F. Duffield Meyercord, has served as a director of the Company since May 2002. In addition, one of the beneficiaries of the Estate, Malcom P McLean, Jr., and Greggory B. Mendenhall, a spouse of the one of the beneficiaries of the Estate, have served as directors of the Company since May 2002. The transaction was negotiated by the Company's independent directors after the Estate indicated that it desired to sell K Corp., to third parties if necessary, to increase its liquidity. The purchase price was negotiated between the Company's independent directors, who constitute the audit committee, and the executor of the Estate and its prime beneficiaries based upon the nature of the assets, the existing market conditions, the existence of the long term charter to the Company and the Estate's desire for immediate liquidity. The purchase price negotiated between the parties expired if the purchase was not completed by December 31, 2004.

         Assets of K Corp. that the Company acquired as a result of this transaction included the Vessels, which the Company uses in its operations and previously chartered from K Corp. for $7.3 million per year under a long term charter which by its terms continued until 2010. As part of the purchase the Company also acquired the ramp that the Company uses in San Juan, Puerto Rico, approximately nine acres of undeveloped land adjacent to the Company's office/truck terminal facility in Jacksonville, Florida and all of the outstanding shares of the Company's Series B preferred stock, having an aggregate liquidation preference of $24 million, which have now been cancelled. Management believes that the $32 million acquisition price paid by the Company was below the fair value of the underlying assets of K Corp. and reflected the compressed time frame of the negotiations and closing timetable. As a result of the acquisition of the K Corp. assets, the Company's fixed cash expenses are expected to decrease by approximately $5 million per year and $2 million in annual preferred stock dividends have been eliminated.

         There is no integration risk associated with the K Corp. acquisition. It represents a purchase of leased assets without any change of operations or management, not the acquisition of an operating business, as defined by Rule 11-01(d) of Regulation S-K.


Item 2.03       Creation of a Direct Financial Obligation

         See Item 1.01, which is incorporated herein by reference.


Item 3.03       Material Modifications to Rights of Security Holders

         See Item 1.01, which is incorporated herein by reference. The Indenture contains covenants which limit the Company's ability to make certain payments ("Restricted Payments"), which include, among other things, the payment of dividends on its capital stock and the redemption, repurchase or retirement of its capital stock or subordinated debt. According to the Indenture, Restricted Payments may not be made if at the time the Company makes such Restricted Payment and after giving effect thereto: (1) a default (as defined in the Indenture) has occurred and is continuing, (2) the Company would not be permitted to incur certain other indebtedness as described in the Indenture or
(3) the aggregate amount of such Restricted Payment would exceed an amount equal to a formula set out in the Indenture which is based on the Company's net income and cash flow at the time of the Restricted Payment.


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Item 9.01       Financial Statements and Exhibits

(c)      Exhibits:

         10.8.22* Third Amendment to Amended and Restated Title XI Reserve Fund and Financial Agreement dated as of December 1, 2004 by and between Trailer Bridge, Inc. and the United States of America, represented by the Secretary of Transportation, acting by and through the Maritime Administrator.

         10.25.4* Amendment No. 2 to Loan and Security dated as of December 1, 2004, by and between Trailer Bridge, Inc., as Borrower, and Congress Financial Corporation (Florida), as Agent and the Lenders from time to time party thereto, as Lenders.

         10.28.1* Indenture dated as of December 1, 2004 between Trailer Bridge, Inc. and Wells Fargo Bank, National Association, as Trustee.

         10.28.2* Form of 9 1/4% Senior Secured Note due 2011 (incorporated by reference to Exhibit A to Exhibit
                        10.28.1 hereof).

         10.28.3* Security Agreement dated as of December 1, 2004 between Trailer Bridge, Inc. and Wells Fargo Bank, National Association, as Trustee.

         10.28.4* Assignment of Earnings dated as of December 1, 2004 between Trailer Bridge, Inc. and Wells Fargo Bank, National Association, as Trustee.

         10.28.5* Assignment of Insurances dated as of December 1, 2004 between Trailer Bridge, Inc. and Wells Fargo Bank, National Association, as Trustee.

         10.28.6* First Preferred Vessel Mortgage dated as of December 1, 2004 between Trailer Bridge, Inc. and Wells Fargo Bank, National Association, as Trustee.

         10.28.7* Mortgage and Security Agreement dated as of December 1, 2004 between Trailer Bridge, Inc. and Wells Fargo Bank, National Association, as Trustee.

         10.29.1* Purchase Agreement dated as of November 16, 2004 among Trailer Bridge, Inc. and the Initial Purchasers named therein.

         10.29.2* Registration Rights Agreement dated as of December 1, 2004 between Trailer Bridge, Inc. and Wells Fargo Bank, National Association, Trustee.



* To be filed as an exhibit to the Company's next periodic report or registration statement.


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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        TRAILER BRIDGE, INC.



Date: December 7, 2004                  By:      /s/ John D. McCown
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                                                 John D. McCown
                                                 Chief Executive Officer






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